November 14, 2012

Board of Directors
Comstock Mining Inc.
1200 American Flat Road
Virginia City, NV 89440

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Mining Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 as amended (the “Act”) of up to $1,550,000 of shares of common stock of the Company, par value $0.00666 per share, which may be sold from time to time on a delayed or continuous basis (the “Common Stock”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the shares. We have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock are duly authorized for issuance by the Company and, when issued as described in the prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Validity of Securities.” In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Sincerely,

/s/ McDONALD CARANO WILSON LLP
McDONALD CARANO WILSON LLP